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                                                                    EXHIBIT 99.1


For Immediate Release                                             August 4, 1999
                                                                         CC99-44
Contacts:
Investor Relations                        Media Relations
Diana Matley -- 408.433.4365        Kevin Brett -- 408.433.7150


               LSI Logic Corporation Amends Registration Statement

Milpitas, California -- LSI Logic Corporation (NYSE: LSI) today announced it will be amending its current registration statement to cover up to $600 million aggregate amount of debt and equity securities, which may be offered from time to time by LSI Logic over the next 24 months.

The Company has decided not to proceed with its plans for a current underwritten offering of up to $287 million of convertible subordinated debt and up to 5,750,000 shares of common stock, as described in its recently filed registration statement.

"Current financial market conditions, especially when contrasted with our improving business fundamentals, make an offering unattractive at this time" said Wilfred J. Corrigan, LSI Logic chairman and chief executive officer. He also added, "The amended registration statement is intended to enhance LSI Logic's flexibility for meeting future capital needs."


Safe Harbor Notice: Statements made in this news release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements involve known and unknown risks and uncertainties. The company's actual results in future periods may be materially different from any performance or events suggested by this release. The company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the company's control. In the context of forward-looking information provided in this news release, reference is made to the discussion of risk factors detailed in the company's filings with the Securities and Exchange Commission during the past 12 months.


LSI Logic Corporation (NYSE: LSI), The System on a Chip Company(R), is a leading supplier of custom high-performance semiconductors with operations worldwide. The company enables customers to build complete systems on a single chip with its CoreWare(R) design program, thereby increasing performance, lowering system costs and accelerating time to market. LSI Logic develops application-optimized products in partnership with trendsetting customers and operates leading edge, high-volume manufacturing facilities to produce submicron chips. The company maintains a high level of quality, as demonstrated by its ISO 9000 certifications. LSI Logic is headquartered at 1551 McCarthy Boulevard, Milpitas, CA 95035, 408-433-8000, www.lsilogic.com.

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